L:\secfiles\11-K\1995\gmssp_95\GMSSP23.DOC1


                                                             EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-64197 of General Motors Corporation on Form S-8 of our report dated June 10, 1996 appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 1995.




/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Detroit, Michigan
June 25, 1996


































                                    - 21 -